SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.      )

Filed by the Registrant    ☒
Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

ELECTRONIC ARTS INC.

(Name of Registrant As Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

☒	No Fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title	of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Notes:

2 0 0 2

NOTICE OF ANNUAL

STOCKHOLDERS MEETING

AND

PROXY STATEMENT

PLEASE COMPLETE, SIGN, DATE AND

RETURN YOUR PROXY CARD PROMPTLY

LETTER TO STOCKHOLDERS

July 1, 2002

Dear Fellow Stockholders:

You are cordially invited to join us at the 2002 Annual Meeting of Stockholders that will be held at 207 Redwood Shores Parkway in Redwood City, California on August 1, 2002 at 3:00 p.m. At this meeting the stockholders will elect eight Directors, vote on an amendment to the 2000 Class A Equity Incentive Plan and ratify the appointment of KPMG LLP as our auditors for the next year. After the meeting, we will report on our performance in the last year and answer your questions. Our products will be on display before and after the meeting.

Enclosed with this Proxy Statement are your voting instructions and our 2002 Annual Report.

We know that it is not practical for most stockholders to attend the Annual Meeting in person. Whether or not you attend, your vote is important. You may vote your shares via the internet, or a toll-free telephone number. Instructions for using these services are provided on your proxy card. Of course you may still vote your shares on the proxy card.

I look forward to seeing you at the meeting.

Sincerely,

Lawrence F. Probst III
Chairman and Chief Executive Officer

• 1 •

VOTING INSTRUCTIONS

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, WE STRONGLY ENCOURAGE YOU TO DESIGNATE THE PROXIES SHOWN ON THE ENCLOSED CARD TO VOTE YOUR SHARES.

WE ARE PLEASED TO OFFER YOU THREE OPTIONS FOR DESIGNATING THE PROXIES AND INDICATING YOUR VOTING PREFERENCES:

(1)	you may complete, sign, date and return by mail the enclosed proxy card

OR

(2)	you may follow the instructions found on the proxy card and vote by telephone

OR

(3)	you may follow the instructions found on the proxy card and vote via the internet

If you choose to vote via telephone or the internet, you will have a PIN number assigned to you on the proxy card that you will use to safeguard your vote.

• 2 •

NOTICE OF 2002 ANNUAL MEETING OF STOCKHOLDERS

Notice of 2002 Annual Meeting of Stockholders

DATE:	August 1, 2002
TIME:	3:00 P.M.
PLACE:	ELECTRONIC ARTS HEADQUARTERS Auditorium – North Pole/South Pole 207 Redwood Shores Parkway Redwood City, CA 94065

MATTERS TO BE VOTED UPON:

1.	Election of eight Directors to hold office for a one-year term;

2.	Amendment to the 2000 Class A Equity Incentive Plan to increase by 5,500,000 the number of shares of the Company’s Class A common stock reserved for issuance under the Plan;

3.	Ratification of the appointment of KPMG LLP as our independent auditors for fiscal year 2003; and

4.	Any other matters that may properly come before the meeting.

YOUR BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR EACH OF THE NOMINEES AND FOR EACH PROPOSAL.

Stockholders of record at the close of business on June 4, 2002 are entitled to notice of the meeting and to attend and vote at the meeting. A complete list of these stockholders will be available at the Company’s headquarters prior to the meeting.

By Order of the Board of Directors,

Ruth A. Kennedy
Senior Vice President,
General Counsel and Secretary

• 3 •

PROXY STATEMENT

PROXY STATEMENT

Our Board of Directors is soliciting proxies for the 2002 Annual Meeting of Stockholders. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.

The Board set June 4, 2002 as the record date for the meeting. Stockholders who owned the Company’s Class A common stock on that date are entitled to notice of the meeting, and to attend and vote at the meeting, with each share entitled to one vote. There were 138,897,712 shares of the Company’s Class A common stock outstanding on the record date.

Stockholders who owned the Company’s Class B common stock on that date are entitled to notice of the meeting and to attend and vote at the meeting, with each share entitled to .05214 of one vote. There were 6,233,463 shares of the Company’s Class B common stock outstanding on the record date, representing 325,012 votes.

Voting materials, which include the Proxy Statement, Proxy Card and 2002 Annual Report, are being mailed to stockholders on or about July 1, 2002.

In this Proxy Statement:

•	“EA”, “we” and “Company” mean Electronic Arts Inc.

•	“2000 Class A Plan” or “Class A Plan” means the Company’s 2000 Class A Equity Incentive Plan.

•	“2000 Class B Plan” means the Company’s 2000 Class B Equity Incentive Plan.

•	Holding shares in “street name” means your Company shares are held in an account at a bank, brokerage firm or other nominee.

•	All Class A common stock numbers have been adjusted to reflect a one share for one share stock dividend effected September 8, 2000, unless otherwise noted.

• 4 •

QUESTIONS AND ANSWERS

COMMONLY ASKED QUESTIONS and ANSWERS

Q:	Why am I receiving this Proxy Statement and Proxy Card?

A:
This Proxy Statement describes proposals on which you, as a stockholder, will vote. It also gives you information on these proposals, as well as other information so that you can make an informed decision.

Q:	What is the Proxy Card?

A:
The proxy card enables you to appoint Lawrence F. Probst III and E. Stanton McKee, Jr. as your representatives at the Annual Meeting. By completing and returning the proxy card, you are authorizing Mr. Probst and Mr. McKee to vote your shares at the meeting as you have instructed them on the proxy card. This way your shares will be voted whether or not you attend the meeting. Even if you plan to attend the meeting, it is a good idea to complete and return your proxy card before the meeting date just in case your plans change.

If a proposal comes up for vote at the meeting that is not on the proxy card, Mr. Probst and Mr. McKee will vote your shares, under your proxy, according to their best judgment.

Q:	Who can vote at the Annual Meeting?

A:
Stockholders who owned EA’s Class A and Class B common stock on June 4, 2002 may attend and vote at the Annual Meeting. Each share of Class A common stock is entitled to one vote. Each share of Class B common stock is entitled to .05214 of one vote. There were 145,131,175 shares of the Company’s Class A and Class B common stock outstanding on June 4, 2002, representing a total of 139,222,724 votes.

Q:	What am I voting on?

A:	We are asking you to:

•	elect eight Directors

•	amend the 2000 Class A Equity Incentive Plan to increase by 5,500,000 the number of shares of the Company’s Class A common stock reserved for issuance under the Plan

•	ratify the appointment of our auditors for fiscal year 2003.

Q:	How do I vote?

A:	• You may vote by mail

Complete, date, sign and mail the proxy card in the enclosed postage pre-paid envelope. If you mark your voting instructions on the proxy card, your shares will be voted as you instruct.

If you do not mark your voting instructions on the proxy card, your shares will be voted:

❑	for the election of eight Directors

❑	for the amendment to the 2000 Class A Equity Incentive Plan

❑	for ratification of the appointment of our auditors for fiscal year 2003

•	You may vote by telephone

You may do this by following the “Vote by Telephone” instructions on your proxy card. If you vote by telephone, you do not have to mail in your proxy card.

•	You may vote on the internet

You may do this by following the “Vote by Internet” instructions on your proxy card. If you vote by internet, you do not have to mail in your proxy card. The law of Delaware, where we are incorporated, allows a proxy to be sent electronically, so long as it includes or is accompanied by information that lets the inspector of elections determine it has been authorized by the stockholder.

•	You may vote in person at the meeting

You may complete the ballot we will pass out to any stockholder who wants to vote at the meeting. However, if you hold your shares in street name, you must request a proxy from your stockbroker in order to vote at the meeting.

• 5 •

QUESTIONS AND ANSWERS

Q:	What does it mean if I receive more than one proxy card?

A:	It means that you have multiple accounts at the transfer agent or with stockbrokers. Please complete and return all proxy cards to ensure that all your shares are voted.

Q:	What if I change my mind after I return my proxy?

A:	You may revoke your proxy and change your vote at any time before the polls close at the meeting. You may do this by:

•	Sending a signed statement to the Company that the proxy is revoked. (you may send such a statement to the Company’s Secretary at our corporate headquarters address listed on the Notice of Meeting) or

•	Signing another proxy with a later date, or

•	Voting by telephone or on the internet (your latest telephone or internet vote is counted), or

•	voting at the meeting.

•	Your proxy will not be revoked if you attend the meeting but do not vote.

Q:	Will my shares be voted if I do not sign and return my proxy card?

A:
If your shares are registered in your name, they will not be voted unless you submit your proxy card, vote by telephone or on the internet or vote in person at the meeting. If your shares are held in street name, your bank, brokerage firm or other nominee, under certain circumstances, may vote your shares.

Brokerage firms, banks and other nominees may vote customers’ unvoted shares in “routine” matters. Generally, a broker may not vote a customer’s unvoted shares on non-routine matters without instructions from the customer and must instead submit a “broker non-vote”. A broker non-vote is counted toward the shares needed for a quorum, but is not counted in determining whether a matter has been approved. EA believes that all of our proposals described later under “Proposals To Be Voted On” are routine matters. However, we encourage you to provide instructions to your broker or bank by submitting your proxy in order to ensure your shares will be voted at the meeting.

Q:	Who will count the votes?

A:	Employees of Wells Fargo Shareowner Services will tabulate the votes and act as the inspectors of election.

Q:	How many shares must be present to hold the meeting?

A:
To hold the meeting and conduct business, a majority of EA’s outstanding voting shares as of June 4, 2002 must be present at the meeting. On this date a total of 145,131,175 shares of Class A and Class B common stock were outstanding and entitled to vote a total of 139,222,724 votes. Shares representing a majority, or 69,611,363 of these votes must be present. This is called a quorum.

Votes are counted as present at the meeting if the stockholder either:

•	is present and votes in person at the meeting, or

•	has properly submitted a proxy card or voted via telephone or the internet.

Q:	How many votes must the nominees have to be elected as Directors?

A:	The eight nominees receiving the highest number of “for” votes will be elected as Directors. This number is called a plurality.

• 6 •

QUESTIONS AND ANSWERS

Q:	What happens if one or more of the nominees is unable to stand for re-election?

A:
The Board may reduce the number of Directors or select a substitute nominee. In the latter case, if you have completed and returned your proxy card, Lawrence F. Probst III and E. Stanton McKee, Jr. can vote your shares for a substitute nominee. They cannot vote for more than eight nominees.

Q:	How many votes must the 2000 Class A Plan have to pass?

A:	To pass, the amendment to the 2000 Class A Plan must receive a “for” vote of a majority of the votes present at the meeting in person or by proxy and voting for this proposal.

Q:	How are votes counted?

A:
You may vote either “for” each nominee or withhold your vote. You may vote “for”, “against” or “abstain” on the proposals to amend the 2000 Class A Plan, and for ratification of the independent auditors.

If you abstain from voting on the 2000 Class A Plan amendment, or on the auditors, your vote will be counted for the purposes of a quorum, but will not be counted as a vote for or against this proposal.

If you sign and return your proxy without voting instructions, your shares will be counted as a “for” vote in favor of each nominee and in favor of each proposal.

Q:	Where do I find the voting results of the meeting?

A:
We will announce preliminary voting results at the meeting. We will publish the final results in our quarterly report on Form 10-Q for the second fiscal quarter of 2003. We will file that report with the Securities and Exchange Commission, and you can get a copy by contacting our Investor Relations Hotline at (650) 628-7352 or the SEC at (800) SEC-0330 for the location of its nearest public reference room. You can also get a copy on the internet at www.info.ea.com or through the SEC’s electronic data system called EDGAR at www.sec.gov.

Q:	Why is EA amending the Class A Plan?

A:	We are amending the 2000 Class A Plan to increase the number of shares available.

We want to ensure that there are approved shares for employees to participate in our Class A Plan. The Company believes it is essential to be able to grant stock options to new and existing employees in order to recruit and retain key talent.

Q:	Who will pay for this proxy solicitation?

A:
The Company has retained Georgeson & Company Inc. to solicit proxies from stockholders at an estimated fee of $8,000 plus expenses and the Company will pay these costs. This fee does not include our costs of printing and mailing the proxy statements. Some of our officers and other agents may also solicit proxies personally, by telephone and by mail, and we will pay these costs as well. EA will also reimburse brokerage houses and other custodians for their reasonable out-of-pocket expenses for forwarding proxy and solicitation material to the beneficial owners of common stock.

Q:	Whom can I call with any questions?

A:	You may call Wells Fargo Shareowner Services at 1-800-468-9716.

• 7 •

PROPOSALS TO BE VOTED ON

Proposals To Be Voted On

1.    ELECTION OF DIRECTORS

Nominees for re-election this year are:

•	M. Richard Asher

•	William J. Byron

•	Daniel H. Case III

•	Leonard S. Coleman

•	Gary M. Kusin

•	Timothy Mott

•	Lawrence F. Probst III

•	Linda J. Srere

The Board recommends a vote for these nominees.

Each of the nominees is presently a Director of the Company and has consented to serve a one-year term.

2.    AMENDMENT TO THE 2000 CLASS A PLAN

The 2000 Class A Plan, which was approved by the stockholders on March 22, 2000, continues EA’s program to provide equity incentives by granting options to employees qualified under the Class A Plan to purchase shares of the Company’s Class A common stock. These grants are offered to assist the Company in recruiting and retaining qualified officers and employees of the Company and its subsidiaries and affiliates. Since its initial approval by the stockholders, the Company has reserved 12,200,000 shares of its Class A common stock for issuance under the plan.

This amendment would:

•	Increase the number of shares by 5,500,000 to a total of 17,700,000 shares of Class A common stock for issuance under the 2000 Class A Plan.

The Board recommends a vote for the amendment to the 2000 Class A Plan.

If you would like more information about the 2000 Class A Plan, a summary of its terms is included as Appendix A to this Proxy Statement.

3.    RATIFICATION OF THE APPOINTMENT OF KPMG LLP, INDEPENDENT AUDITORS

KPMG LLP has audited the financial statements of EA and its consolidated subsidiaries since fiscal year 1987. The Board has appointed them for fiscal year 2003. The Audit Committee and the Board believe that KPMG LLP’s long-term knowledge of EA and its subsidiaries is valuable to the Company. Representatives of KPMG LLP have direct access to members of the Audit Committee and the Board. Representatives of KPMG LLP will attend the meeting in order to respond to appropriate questions from stockholders, and may make a statement if they desire to do so.

Ratification of the appointment of KPMG LLP as our independent auditors is not required by our bylaws or otherwise. The Board of Directors has determined to submit this proposal to the stockholders as a matter of good corporate practice. If the stockholders do not ratify the appointment, the Audit Committee and the Board will review their future selection of auditors. Even if the appointment is ratified, the Audit Committee and the Board may, in their discretion, direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interest of the Company and the stockholders.

The Board recommends a vote to ratify the appointment of KPMG LLP.

4.    OTHER BUSINESS

The Board knows of no other business for consideration at the meeting. If other matters are properly presented at the meeting, or at any adjournment or postponement of the meeting, Lawrence F. Probst III and E. Stanton McKee, Jr. will vote, or otherwise act, in accordance with their judgment on such matters.

• 8 •

THE BOARD OF DIRECTORS

BOARD OF DIRECTORS

BIOGRAPHIES

M . RICHARD ASHER

DIRECTOR SINCE 1984

Mr. Asher, age 70, is presently an attorney and a consultant. He was a senior executive officer in the music and record business with CBS, Warner Brothers and PolyGram Records for over 25 years. Mr. Asher is a Director of several private companies and previously served as a Director for a number of public companies.

WILLIAM J. BYRON

DIRECTOR SINCE 1989

Mr. Byron, age 69, is currently self-employed. From July 1985 through July 1988, he was President of Sanyo Electric Consumer Products Division. Mr. Byron was Vice Chairman of the Sanyo Fisher Corporation from January 1987 through July 1988.

DANIEL H. CASE III

DIRECTOR SINCE 1993

Mr. Case, age 44, is currently Chairman of J.P. Morgan Securities Inc. Mr. Case serves on the Board of Directors of AMB Property Corp. and other private or non-profit entities. Mr. Case joined Hambrecht & Quist in 1981 and has held positions in management, corporate finance, mergers and acquisitions and venture capital. He was CEO or Co-CEO from 1992 to April 2001. Hambrecht & Quist was acquired by Chase Manhattan Corporation in December 1999 which merged with J.P. Morgan & Co. in December 2000.

LEONARD S. COLEMAN

DIRECTOR SINCE 2001

Mr. Coleman, age 53, was appointed as a Director by EA’s Board of Directors effective June 1, 2001. Since 2001 he has been Chairman of ARENACO, a subsidiary of Yankees/Nets, and has been Senior Advisor to Major League Baseball since November 1999. Mr. Coleman was President of The National League of Professional Baseball Clubs from 1994 to 1999, having previously served since 1992 as Executive Director, Market Development of Major League Baseball. Mr. Coleman serves on the Board of Directors of Cendant Corporation and the following corporations which file reports pursuant to the Exchange Act: Owens Corning, The Omnicom Group, New Jersey Resources, H. J. Heinz Company and Radio Unica. Mr. Coleman is also a Director of several not-for-profit organizations including the Jackie Robinson Foundation of which he is the Chairman.

GARY M . KUSIN

DIRE CTOR SINCE 1995

Mr. Kusin, age 51, is currently President and Chief Executive Officer of Kinko’s, Inc., a leading provider of document solutions and business services. From September 1998 to July 2001 he was the Chief Executive Officer of HQ Global Workplaces, Inc., a global leader in office outsourcing. From March 1995 until August of 1998, Mr. Kusin was co-founder and Chairman of Kusin Gurwitch Cosmetics, LLC. From 1983 through February of 1995, Mr. Kusin was the co-founder and President of Babbages, Inc.

TIMOTHY MOTT

DIRECTOR SINCE 1990

Mr. Mott, age 53, is currently Chairman and CEO of All Bases Covered, a provider of computer and network support and services, and the managing partner of Ironwood Capital, an investment company. Mr. Mott was a co-founder of the Company and was employed by the Company from 1982 to 1990 in a variety of capacities, including Managing Director of Electronic Arts (UK) Limited.

• 9 •

BOARD AND COMMITTEE MEETINGS

LAWRENCE F. PROBST III

DIRECTOR SINCE 1991

Mr. Probst, age 52, has been employed by EA since 1984. He has served as Chairman of the Board since July 1994, and Chief Executive Officer since May 1991. Previously Mr. Probst served as President from 1991 until 1998 and Senior Vice President of EA Distribution from 1987 to 1991.

LINDA J . SRERE

DIRECTOR SINCE 2001

Ms. Srere, age 46, was appointed as a Director by EA’s Board of Directors effective June 11, 2001. She is currently a Marketing and Advertising consultant. Previously, Ms. Srere was President of Young & Rubicam Advertising. Since 1994, Ms. Srere held many positions with Young & Rubicam Inc. (“Y&R”), including Vice Chairman and Chief Client Officer, Executive Vice President and Director of Business Development, Group Managing Director, and in 1997, was named Chief Executive Officer of Y&R’s New York office, becoming the first female CEO in the company’s 75-year history.

NUMBER OF DIRECTORS

At the meeting, stockholders will elect Directors to hold office until the next Annual Meeting. The Company’s Board currently has eight members for re-election this year. Shares represented by the proxy will be voted for the election of the eight nominees recommended by EA’s management unless the Proxy is marked to “withhold authority” to so vote.

BOARD AND COMMITTEE MEETINGS

The Company held four regular Board meetings and the Directors approved four Actions by Written Consent in the 2002 fiscal year. During fiscal year 2002, each member of the Board of Directors participated in at least 75% of all Board and applicable committee meetings held during the period for which he or she was a Director. This table describes the Board’s committees.

Name of Committee and Members	Functions of the Committee	Number of Committee Meetings in FY2002

AUDIT M. Richard Asher Timothy Mott Gary M. Kusin
•      Meets with EA’s independent auditors to review the Company’s internal control systems, financial reporting procedures and the general scope and results of the Company’s annual audit

•      Reviews the fees charged by the independent auditors

•      Recommends to the Board the selection of independent auditors
1 Attended Meeting 5 Telephone Meetings

COMPENSATION M. Richard Asher William J. Byron Danie H. Case III

•      Administers all EA’s employee, Director and non-employee equity plans for Class A and Class B common stock

•      Determines the compensation of the executive officers

•      Delegates to a Company management committee the authority to grant Class A Options to non-executives up to 15,000 shares per non-executive employee within one calendar year

•      Reviews and approves:

❑     Compensation philosophy

❑     Programs for annual and long-term executive compensation

❑     Material employee benefit plans
3 Attended Meetings 2 Telephone Meetings 15 Actions by Written Consent

NOMINATING M. Richard Asher Timothy Mott Leonard S. Coleman	• Recommends prospective Director nominees • Endorses the slate of Directors for election at the Annual Meeting	Nominating Committee matters were addressed by the entire Board of Directors during regularly scheduled meetings

• 10 •

DIRECTOR COMPENSATION

DIRECTOR COMPENSATION

Mr. Probst, the Company’s Chief Executive Officer, is not paid additional compensation for his services as a Director. During fiscal 2002, compensation for non-employee Directors included the following stock and cash elements:

CASH COMPENSATION

•	$16,000 annual retainer

•	$1,200 for each Board meeting attended

•	$950 for each telephone Board meeting attended

•	$1,000 for each Committee meeting attended

•	$750 for each telephone Committee meeting attended

•	$1,000 per day, with the approval of the Board of Directors, to individual Directors for special assignments

STOCK COMPENSATION

Under the Directors’ Plan, non-employee Directors receive an automatic grant of options to purchase 8,000 shares of Class A common stock upon re-election. New Directors receive a grant of 25,000 shares to purchase Class A common stock under the Directors’ Plan upon their election or appointment.

Under the Board Stock Ownership Guidelines, each non-employee Director is also required, within three years, to own EA Class A common shares having a value of at least 3 years annual retainer.

On August 1, 2001, the date of their election to the Board, Ms. Srere and Mr. Coleman each received a pro-rata annual option grant to purchase 1,336 shares of Class A common stock under the Directors’ Plan, at an exercise price of $59.95 per share. An annual option grant to purchase 8,000 shares of Class A common stock under the Directors’ Plan was granted to each of the remaining non-employee Directors on August 1, 2001, the date of their re-election to the Board, at an exercise price of $59.95 per share.

On March 22, 2000, the stockholders approved the Class B Equity Incentive Plan. Under this plan, each non-employee Director who was in office on March 22, 2000 received an initial automatic grant of options to purchase 10,000 shares of Class B common stock and each new Director will receive a similar grant. Upon re-election to the Board each non-employee Director will automatically be granted an option to purchase 2,500 shares of Class B common stock.

On August 1, 2001, the date of their election to the Board, Ms. Srere and Mr. Coleman each received a pro-rata annual option grant to purchase 417 shares of Class B common stock under the 2000 Class B Plan, at an exercise price of $12.00 per share. An annual option grant to purchase 2,500 shares of Class B common stock under the 2000 Class B Plan was granted to each of the remaining non-employee Directors on August 1, 2001, the date of their re-election to the Board, at an exercise price of $12.00 per share.

Under the Directors’ and Equity Incentive Plans, non-employee Directors may elect to receive all or part of their cash compensation in the Company’s Class A and Class B common stock.

The material terms regarding the exercise price of options, vesting, changes in capital structure, assumption of options and acceleration of vesting and prohibitions on “repricing” under the Directors’ Plan and the Class B Equity Incentive Plan are substantially similar to the terms of the Class A Equity Incentive Plan, summarized on Exhibit A to this Proxy Statement.

• 11 •

PRINCIPAL STOCKHOLDERS

PRINCIPAL STOCKHOLDERS

This table shows how much EA common stock is owned by the Directors, certain executive officers and owners of more than 5% of the Company’s outstanding common stock, as of May 24, 2002.

Title of Class Common Stock	Name	Number of Shares Owned(1)	Right to Acquire(2)	Percent of Outstanding Shares in Class(3)

A	Janus Capital Corporation (4)	14,509,235	—	10.5

A	T. Rowe Price Associates, Inc. (5)	10,433,700	—	7.5

A	Putnam Investment Management Company (6)	8,603,866	—	6.2

A	FMR Corporation (7)	8,548,661	—	6.2

A	Montag & Caldwell, Inc. (8)	7,417,083	—	5.3

A	Lawrence F. Probst III	424,277	1,362,200	1.3

A	John Riccitiello	17,916	236,900	*

A	Don A. Mattrick	275	375,624	*

A	E. Stanton McKee, Jr.	142,791	222,800	*

A	Nancy L. Smith	5,915	291,200	*

A	M. Richard Asher	170,408	121,840	*

A	William J. Byron	4,340	155,174	*

A	Daniel H. Case III	1,000	80,640	*

A	Leonard S. Coleman, Jr.	406	7,321	*

A	Gary M. Kusin	1,986	18,840	*

A	Timothy Mott	140,328	129,440	*

A	Linda J. Srere	406	7,321	*

A	All executive officers and Directors as a group (17 persons) (9)	942,523	4,028,900	3.6

B	America Online Inc. (10)	4,000,000	2,000,000	64.0	(12)(13)

B	News America Incorporated (11)	2,000,000	—	32.0	(12)(13)

B	John Riccitiello	50,000	72,000	1.9	(12)(13)

B	Lawrence F. Probst III	25,000	25,200	*

B	Don A. Mattrick	25,000	25,200	*

B	E. Stanton McKee, Jr.	15,000	14,000	*

B	Nancy L. Smith	10,000	11,200	*

B	M. Richard Asher	—	6,300	*

B	William J. Byron	—	6,300	*

B	Daniel H. Case III	—	6,300	*

B	Leonard S. Coleman, Jr.	—	2,900	*

B	Gary M. Kusin	—	6,300	*

B	Timothy Mott	—	6,300	*

B	Linda J. Srere	—	2,900	*

B	All executive officers and Directors as a group (17 persons) (9)	160,000	243,700	6.2

• 12 •

PRINCIPAL STOCKHOLDERS

*	Less than 1%

(1)	Unless otherwise indicated in the footnotes, includes shares for which the named person:

•	has sole voting and investment power, or

•	has shared voting and investment power with his or her spouse.

Excludes shares that may be acquired through stock option or warrant exercises.

(2)	Shares that can be acquired through stock option or warrant exercises within 60 days of May 24, 2002.

(3)	Represents the total of shares owned and shares that can be acquired through stock option or warrant exercises within 60 days of May 24, 2002.

(4)
Based on information contained in a report on Schedule 13G filed with the SEC on February 7, 2002. Janus Capital is a registered investment adviser which furnishes investment advice to several investment companies registered under Section 8 of the Investment Company Act of 1940 and individual and institutional clients (collectively referred to herein as “Managed Portfolios”). As a result of its role as investment adviser or sub-adviser to the Managed Portfolios, Janus Capital may be deemed to be the beneficial owner of the shares of Electronic Arts Class A Common Stock held by such Managed Portfolios. However, Janus Capital does not have the right to receive any dividends from, or the proceeds from the sale of, the securities held in the Managed Portfolios and disclaims any ownership associated with such rights.

The address for Janus Capital Corporation is 100 Fillmore Street, Suite 300, Denver, CO 80206-4923

(5)
Based on information contained in a report on Schedule 13G filed with the SEC on January 10, 2002. These securities are owned by various individual and institutional investors including T. Rowe Price Science and Technology Fund, Inc. which owns 4,550,000 shares, representing 3.3% of the shares outstanding, and as to which T. Rowe Price Associates, Inc. disclaims beneficial ownership.

The address for T. Rowe Price Associates, Inc. is 100 E. Pratt Street, Baltimore, Maryland 21202.

(6)
Based on information contained in a report on Schedule 13G filed with the SEC on February 5, 2002. Putnam Investment, which is a wholly owned subsidiary of Marsh & McLennan Companies, Inc., (“M&MC”) wholly owns two registered investment advisors: Putnam Investment Management, LLC. (“PI”) which is the investment adviser to the Putnam family of mutual funds and The Putnam Advisory Company, LLC., which is the investment advisor to Putnam’s institutional clients. Both subsidiaries have depository power over the shares as investment managers, but each of the mutual fund’s trustees have voting power over the shares held by each fund, and the Putnam Advisory Company, LLC, has shared voting power over the shares held by the institutional clients. M&MC and PI each disclaim beneficial ownership of any securities covered by this Section 13G.

The address for Putnam Investment Management Company is One Post Office Square, Boston, Massachusetts 02109.

(7)
Based on information contained in a report on Schedule 13G filed with the SEC on February 14, 2002. Fidelity Management & Research Company, a wholly-owned subsidiary of FMR Corp. and an investment adviser is the beneficial owner of 8,446,361 shares or 6.162% of the Common Stock outstanding of EA.

The address for FMR Corp. is 82 Devonshire Street, Boston, Massachusetts 02109

(8)	Based on information contained in a report on Schedule 13G filed with the SEC on January 15, 2002.

The Address for Montag & Caldwell, Inc. is 3455 Peachtree Road, NE Suite 1200, Atlanta, Georgia 30326-3248.

(9)	In addition to the officers and Directors named in this table, five other executive officers are members of the group.

(10)	The address for America Online Inc. is 22000 AOL Way, Dulles, Virginia 20166.

(11)	The address for News America Incorporated is 1211 Avenue of the Americas, New York, New York 10036.

(12)
On an “as voted” basis, AOL holds twenty-two hundredths of one percent (.22%)of the voting shares of the Company, News America holds seven hundredths of one percent (.07%), and Mr. Riccitiello holds less than one hundredth of one percent of the voting shares of the Company.

(13)
Excludes 24 million Class B common shares nominally issued to the Company as its Retained Interest in the Class B common stock, 8 million shares reserved for the equity incentive plans for employees and contractors and 2 million shares reserved for issuance upon exercise of the warrant held by AOL. On a fully allocated basis, AOL and News America Incorporated hold 10 percent and 5 percent, respectively, and Mr. Riccitiello holds less than 1 percent of the Class B common stock.

• 13 •

PERFORMANCE GRAPH

STOCK PRICE PERFORMANCE GRAPH

The following graph shows a five-year comparison of cumulative total returns in the period from March 31, 1997 through March 31, 2002, for the Company’s Class A common stock, Nasdaq Market Composite Index and J.P. Morgan H&Q Technology Index, each of which assumes an initial value of $100.

The comparisons in the graph below are based on historical data and are not intended to forecast the possible future performance of EA’s Class A common stock.

STOCK PRICE PERFORMANCE GRAPH

Information presented is as of the end of each fiscal year ended March 31st. This graph shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 as amended, or under the Securities Exchange Act of 1934 as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

• 14 •

SUMMARY COMPENSATION TABLE

SUMMARY COMPENSATION TABLE

COMPENSATION OF EXECUTIVE OFFICERS

This table shows compensation information for the Company’s Chief Executive Officer and the next four most highly compensated executive officers for the last three fiscal years. We refer to all of these officers as the “Named Executive Officers”.

SUMMARY COMPENSATION TABLE

		Annual Compensation		Long-Term Compensation

Name and Principal Position	Year	Salary(1)	Bonus(2)	Securities Underlying Options(#)	All Other Compensation($)(3)

Lawrence F. Probst III Chairman and Chief Executive Officer	2002 2001 2000	$611,023 594,535 590,257	$985,000 212,885 511,500	350,000 320,000 170,000	$810 990 957

Don A. Mattrick President, Worldwide Studios	2002 2001 2000	507,660 500,434 473,507	614,000 127,012 348,500	325,000 245,000 160,000	— — —

John Riccitiello President and Chief Operating Officer	2002 2001 2000	510,728 502,905 479,295	590,000 135,000 355,673	150,000 315,000 160,000	810 990 792

E. Stanton McKee, Jr. Executive Vice President, Chief Financial and Administrative Officer	2002 2001 2000	411,478 403,679 393,062	420,000 106,400 249,500	— 110,000 70,000	810 990 957

Nancy L. Smith Executive Vice President and General Manager of North American Publishing	2002 2001 2000	420,341 402,315 382,330	374,000 259,075 228,500	75,000 110,000 70,000	810 990 911

(1)
Includes base salary earned during current fiscal year, pre-tax health care contributions, and for U.S. officers deferred compensation for Section 125 Flexible Spending Account and Dependent Care Account (if elected) and Section 401(k) Plan contributions and employer matching contributions.

(2)	Represents bonuses earned during the fiscal year.

(3)	Represents Company paid term life insurance premiums for the benefit of executive officers.

• 15 •

OPTIONS GRANTED

STOCK OPTION GRANTS

This table shows stock options granted to the Named Executive Officers during the last fiscal year. In accordance with the rules of the Securities and Exchange Commission, the table sets forth the hypothetical gains or “option spreads” that would exist for the options at the end of their respective 10 year terms. This hypothetical gain is based on assumed annualized rates of compound stock price appreciation of 5% and 10% from the dates the options were granted to the end of their respective ten year option terms. Actual gains, if any, on option exercises are dependent on the future performance of EA’s common stock. The hypothetical gains shown in this table are not intended to forecast possible future appreciation, if any, of the stock price.

OPTIONS GRANTED IN FISCAL 2002

	Number of Securities Underlying Options	Percent of Total Options Granted to Employees	Exercise Price			Expiration	Potential Realized Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(4)
	Granted	in FY 2002(1)	Per Share(2)			Date	5%		10%

Lawrence F. Probst III Class A Common Stock	200,000 150,000	3.1702 2.3776	$ $	46.54 46.54	(2) (3)	10/5/11 10/5/11	$ $	5,853,751 4,390,313		$14,834,555 11,125,916

John Riccitiello Class A Common Stock	150,000	2.3776		$46.54	(2)	10/5/11		$4,390,313		$11,125,916

Don A. Mattrick Class A Common Stock	175,000 150,000	2.7739 2.3776	$ $	46.54 46.54	(2) (3)	10/5/11 10/5/11	$ $	5,122,032 4,390,313	$ $	12,980,235 11,125,916

Nancy L. Smith Class A Common Stock	75,000	1.1888		$46.54	(2)	10/5/11		$2,195,157		$5,562,958

(1)	The Company granted 6,308,776 Class A common stock options to employees in fiscal 2002.

(2)	Class A Exercise price is equal to the fair market value on the date of grant. Class A Options vest 2% a month for 50 months.

(3)	Class A Exercise price is equal to the fair market value on the date of grant. Class A Options under this grant vest in full and become exercisable 3 years from date of grant.

(4)
Based on 136,680,537 shares of the Company’s Class A common stock outstanding as of October 5, 2001 and a closing bid price of common stock that day of $46.54, the following gains for all stockholders, assuming a ten year term, would be:

5% STOCK PRICE APPRECIATION 10%	10% STOCK PRICE APPRECATION
$ 4,000,469,278	$10,137,974,594

All option grants listed above were made pursuant to EA’s 2000 Class A Equity Incentive Plan. The material terms regarding the exercise price of options, vesting, change of control, and prohibitions on “repricing” are summarized on Exhibit A to this Proxy Statement.

• 16 •

OPTIONS EXERCISED

OPTIONS EXERCISED

This table shows stock option exercises and the value of unexercised stock options held by the Named Executive Officers during the last fiscal year.

FISCAL 2002 AGGREGATED OPTION EXERCISES AND MARCH 31, 2002 OPTION VALUES

			Number of Securities Underlying Unexercised Options at March 31, 2002		Value of Unexercised In-the-Money Options at March 31, 2002(2)

	Number of Shares Acquired on Exercise	Value(1) Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Lawrence F. Probst III Class A Common Stock	100,000	$5,453,000	1,359,000	741,000	$58,240,540	$16,827,335

John Riccitiello Class A Common Stock	57,600	$2,325,870	188,500	614,900	$4,579,249	$18,292,484

Don A. Mattrick Class A Common Stock	7,000	$348,468	323,624	589,700	$9,678,288	$12,456,869

E. Stanton McKee, Jr. Class A Common Stock	100,000	$4,729,538	205,200	184,800	$7,197,185	$6,261,028

Nancy L. Smith Class A Common Stock	0	$0	269,200	147,800	$9,291,688	$2,563,163

(1)	This number is calculated by:

•	Subtracting the option exercise price from the market value on the date of exercise to get the realized value per share, and

•	Multiplying the realized value per share by the number of options exercised.

(2)	This number is calculated for Class A common stock by:

•	Subtracting the option exercise price from the fair market value of the Company’s Class A common stock at the close of business on March 28, 2002, ($60.80) to get the value per option, and

•	Multiplying the value per option by the number of exercisable and unexercisable options.

• 17 •

EQUITY COMPENSATION PLAN INFORMATION

EQUITY COMPENSATION PLAN INFORMATION

In General – Class A

Electronic Arts has six equity incentive plans (excluding plans assumed by EA in a merger) under which its Class A equity securities are or have been authorized for issuance to employees or Directors: the 1982 Stock Option Plan, 1991 Stock Option Plan, 2000 Employee Stock Purchase Plan, Directors’ Stock Option Plan, 1998 Directors’ Stock Option Plan and the 2000 Class A Equity Incentive Plan, all of which have been approved by our stockholders. We have two equity incentive plans which have not been approved by the stockholders: The Celebrity and Artist Stock Option Plan and the International Employee Stock Purchase Plan.

The following table gives aggregate information regarding grants under all equity incentive plans of the Company through March 31, 2002, including the 2000 Class A Equity Incentive Plan which is proposed to be amended at the 2002 annual meeting as described in “Proposals To Be Voted On” and Appendix A.

Plan Category(1)	Number of Securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of Securities remaining available for future issuance under equity compensation plans (excluding securities reflected in Column A)

Equity compensation plans approved by security holders	22,195,687	(2)	$35.5088	4,038,985

Equity compensation plans not approved by security holders	218,214	(3)	$26.5269	385,385	(4)

Total	22,413,901			4,424,370

(1)
The table does not include information for equity incentive plans we assumed in a merger with Maxis in 1997. At March 31, 2002, under the Maxis’ Stock Option Plans assumed in the merger, a total of 396,168 shares of Class A common stock were issuable upon exercise of outstanding options having a weighted average exercise price of $35.51; 65,016 shares remain available for future issuance under the plans. A total of 8,606 shares of Class A common stock were issuable upon exercise of option grants under the 1993 Maxis Plan having a weighted average exercise price of $4.09. The 1993 Maxis Plan has expired and no further grants may be issued under the plan. A total of 387,562 shares were issuable upon exercise of options under the 1995 Maxis Plan having a weighted average exercise price of $35.69. 65,016 shares remain available for future issuance under the 1995 Maxis Plan.

(2)
At March 31, 2002, under the 1982 Stock Option Plan there was a total of 800 shares of Class A common stock issuable upon exercise of outstanding options having a weighted average exercise price of $6.81; under the 1991 Stock Option Plan there was a total of 12,750,540 shares of Class A common stock issuable upon exercise of outstanding options having a weighted average exercise price of $27.00; and under the Directors’ Stock Option Plan there was a total of 343,494 shares of Class A common stock issuable upon exercise of outstanding options having a weighted average exercise price of $13.96. The 1982, 1991 and Directors’ Stock Option Plans have expired and no further grants may be made under these plans. At March 31, 2002, under the 1998 Directors’ Stock Option Plan there was a total of 307,912 shares of Class A common stock issuable upon exercise of outstanding options having a weighted average exercise price of $41.94. 134,794 shares remain available for future issuance under the 1998 Directors’ Plan. At March 31, 2002 under the 2000 Class A Equity Incentive Plan a total of 8,792,941 shares of Class A common stock were issuable upon exercise of outstanding options having a weighted average exercise price of $48.70 and 3,114,962 shares remain available for future issuance. Under the 2000 Employee Stock Purchase Plan at March 31, 2002 there were 789,229 shares remaining available for future purchases by our employees.

(3)
The Celebrity and Artist Stock Option Plan (“Artist Plan”) was adopted by the Board of Directors on July 22, 1994 and has been amended on May 27, 1997, October 16, 1997, May 13, 1998, September 1, 1998, and July 29, 1999. The Artist Plan was established as a plan to attract, retain and provide equity incentives to selected artists and celebrities associated with the Company and selected employees of companies providing services to EA and in which we hold a minority equity interest. The terms regarding the exercise price of options, vesting, changes in capital structure, assumption of options and acceleration of vesting, and prohibitions on “repricing” under the Artist Plan are substantially similar to the terms of the Class A Equity Incentive Plan, summarized on Exhibit A to this Proxy Statement. At March 31, 2002 under the Artist Plan there were a total of 218,214 shares of Class A common stock issuable upon exercise of outstanding options having a weighted average exercise price of $26.53 and 164,941 shares remain available for future issuance.

• 18 •

EQUITY COMPENSATION PLAN INFORMATION

(4)
The International Employee Stock Purchase Plan was adopted by the Board of Directors on June 27, 1996 and has been amended on October 29, 1998, February 14, 1999 and February 15, 2002. The purpose of the plan is to grant options for purchase of EA’s Class A common Stock to employees of the Company’s subsidiaries organized under the laws of and having their principle place of business outside the United States. This plan is in all material respects identical to the 2000 Employee Stock Purchase Plan approved by the stockholders for US employees. Eligible international employees may authorize payroll deductions up to 10% of their compensation to purchase shares of EA Class A common stock at 85% of the lower of the fair market value of the stock on the commencement of the offering period or on the last day of the 6 month purchase period. Terms regarding changes in capital structure, assumption of option and prohibitions on “repricing” are also substantially similar to the terms of the Class A Equity Incentive Plan, summarized on Exhibit A to this Proxy Statement. At March 31, 2002 there were 220,444 shares available for future purchases by employees of the EA international subsidiaries.

In General – Class B

The following table provides information as of March 31, 2002 about our Class B common stock that may be issued upon the exercise of options, warrants and rights under EA’s 2000 Class B Equity Incentive Plan which was approved by our stockholders.

Plan Category	Number of Securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of Securities remaining available for future issuance under equity compensation plans (excluding securities reflected in Column A)

Equity compensation plans approved by security holders(1)	4,040,165		$10.07	1,734,755

Equity compensation plans not approved by security holders(2)	121,000	(3)	$10.64	629,000	(3)

Total	4,161,165			2,363,755

(1)
EA’s 2000 Class B Equity Incentive Plan was adopted by the Board of Directors on January 27, 2000, approved by the stockholders on March 22, 2000 and amended on February 6, 2002. The purpose of this plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of EA.com, a subsidiary of the Company, its Parent and Subsidiaries by offering them an opportunity to participate in the Company’s future performance through awards of options and restricted stock.

(2)
At March 31, 2002, under the Key Partner Class B Equity Incentive Program approved by the Board of Directors on May 15, 2000, there were a total of 121,000 shares of Class B common stock issuable upon exercise of outstanding warrants to sports league partners having a weighted average exercise price of $10.64 and 629,000 shares remain available for future issuance. The program was adopted to provide incentive to key licensors to grant on-line rights to EA.com. Warrants issued under the program are issued at not less than fair market value on the date of issuance. Each warrant has a term of five years or less, and vests over a period of not more than four years. Upon the occurrence of certain events or the passage of time, warrants for Class B common shares may be exchanged for warrants for Class A common shares at a ratio determined by the fair market value of the Class A and Class B shares on the date of issuance.

(3)
If all of the warrants outstanding for Class B common stock under the program were exchanged for warrants for Class A common stock, a total of 30,503 shares of Class A common stock would be issued upon exercise. If the average exchange ratio for issued warrants was applied to the number of Class B shares available for future issuance, a total of 158,565 Class A common shares would be available for issuance under the program.

See also Note 10 to the Financial Statements included in EA’s Annual Report on Form 10K for the period ended March 31, 2002 for additional information about these plans.

CHANGE OF CONTROL AGREEMENTS

EA currently has no employment contracts with any Named Executive Officer or severance arrangements with respect to their resignation or termination of employment, except that outstanding options under the 2000 Class A and 2000 Class B Plans, including those held by executive officers, may immediately vest in connection with certain changes in control or ownership of the Company, unless the successor company assumes or replaces those options.

• 19 •

COMPENSATION COMMITTEE REPORT

The following is the Report of the Compensation Committee describing the compensation policies applicable to EA’s executive officers. This information shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission nor shall this information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that EA specifically incorporates it by reference into a filing.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Responsibilities and Composition of the Compensation Committee

During the fiscal year 2002, the Compensation Committee consisted of Mr. Asher, Mr. Byron and Mr. Case. None of these members is a current or past employee of EA or any of its subsidiaries, nor are any of them eligible to participate in any of the executive compensation programs of the Company except through automatic formulaic grants pursuant to the 2000 equity incentive plans. Each of the members is a “non-employee Director” as defined by the Securities Exchange Commission. In addition, each meets the definition of “outside Director” for the purposes of administering the compensation programs to meet the tax deductibility criteria under Section 162(m) of the Internal Revenue Code.

The Compensation Committee reviews and approves the compensation philosophy and policies for the Company’s executives and reviews the salaries, bonuses and stock incentives of each of the executive officers including the Chief Executive Officer. The Compensation Committee also administers the Company’s equity compensation plans and the bonus plan for executive officers and all significant or nonstandard equity grants for other employees.

Compensation Philosophy and Challenges

EA’s compensation philosophy for executives relies on two basic principles. First, a significant portion of each executive’s compensation should be in the form of equity to align the executive’s interests with those of our stockholders. Second, a significant portion of each executive’s cash compensation should be performance based and “at risk” varying from year to year, depending on EA and the individual meeting financial and other performance measures. For fiscal year 2002 the incentive plan payouts reflect the Company’s financial performance. We remain committed to our pay for performance philosophy which ensures that executive cash compensation will mirror the Company’s and the executive’s performance.

In the last fiscal year, notwithstanding the downturn of the economy generally, competitive recruiting efforts aimed at EA’s executives continued. EA’s leading position within the interactive entertainment industry makes us a prime target for recruiting of executives and key creative talent to assist in the consolidation that the interactive entertainment industry is experiencing.

We also continued to recruit for key talent and executives. Our competition for attracting and retaining talent broadly encompasses the three market segments in which EA operates: entertainment, high technology and consumer packaged goods.

We have continued to build our senior management team and have been successful in attracting talent from our industry and other market segments to add management depth and experience to the organization. We continue to look at creative new methods using our compensation programs to successfully recruit new talent into the organization while maintaining parity with compensation of current key executives.

• 20 •

COMPENSATION COMMITTEE REPORT

Data Considered and Process Used

In fiscal 2002 EA’s Human Resources Department gathered executive compensation data from nationally recognized surveys for the multiple markets mentioned above and provided this data to the Compensation Committee. The data was compiled from numerous companies with median sales and growth approximately equal to those of the Company. The factors used to determine the participants in the survey included annual revenues, industry, growth rate and geography. Companies included in this data were from High Technology (primarily software developers), entertainment and selected packaged goods companies as reference points. Sales growth and operating profit in particular were evaluated to ensure that the survey companies had a record of financial success. The companies in the compensation survey overlap considerably with the companies contained in the J.P. Morgan H&Q Technology Index. Additional companies included in the survey group were judged to be relevant because they compete for executive talent with EA. Other companies were excluded from the survey either because they were determined not to be competitive with EA for executive talent, or because compensation information was unavailable.

EA’s executive level positions, including the CEO, were matched to comparable survey positions and competitive market compensation levels to determine base salary ranges, target incentives and target total cash compensation. Equity compensation practices in the high-tech industry were also reviewed. EA’s Human Resources Department participated in comprehensive surveys such as the IQuantic Equity Practices Survey for the High Technology Industry to assist in determining appropriate equity level compensation.

This competitive market data is reviewed by the Human Resources Department with the CEO for each executive level position, and with the Compensation Committee for the CEO and other key executives. In addition, each executive officer’s performance for the last fiscal year and objectives for the subsequent year are reviewed in written form. The Compensation Committee also considers each executive’s responsibility level and EA’s fiscal performance compared to objectives and potential performance targets for the subsequent year.

Executive Compensation

The Compensation Committee awards executive compensation in three components: base salary, cash incentive bonus and equity incentives. We generally review and, if appropriate, adjust executive compensation in October of each year.

Base Salary.    For fiscal year 2002, executive officers’ base salaries were at the approximate 75th percentile of salary levels in effect for comparable positions with survey companies. In addition, the Compensation Committee considered each executive’s performance over the last year as reported by the CEO and the Sr. Vice President of Human Resources, as well as each executive’s responsibility level. In fiscal year 2002, none of our executives (including the Named Executive Officers) received an annual merit increase to their base salary during our October 2001 compensation review. This action was a part of the Company’s financial diligence while going through the second year of the industry console hardware transition. The increases in “Salary” noted in the Summary Compensation Table above reflect increased contributions to our 401(K) Plan as a result of EA’s performance, and the effect of increases granted in the normal course in our October 2001 compensation review.

Incentive Bonus.    Our fiscal 2001 Bonus Plan remained the same for fiscal year 2002. The Committee assigned a target bonus to each executive officer (expressed as a percentage of that executive’s base salary), determined which portions of each executive’s target bonus are dependent on our financial performance and individual achievements and approved the overall mechanics and structure of the Bonus Plan.

Stock Options.    In October 2001 the Committee made Class A stock option grants to certain executive officers including the CEO. See “Options Granted in Fiscal 2002” above. Stock options typically have been granted to executive officers when the executive first joins EA, in connection with a significant change in responsibilities, annually to provide incentives for continued performance and retention of employment and occasionally, to achieve equity within a peer group. The number of shares subject to each stock option granted to an executive officer was calculated to achieve a future value in unvested options equal to a multiple of each executive’s annual base salary assuming both growth and stock appreciation. All grants were made at fair market value on the date of grant and vest as described in the “Options Granted in Fiscal 2002” above.

• 21 •

COMPENSATION COMMITTEE REPORT

Fiscal Year 2002 CEO Compensation

Compensation for the CEO is determined through a process similar to that discussed above for executive officers in general.

As explained above for executive base salaries, the Compensation Committee did not increase the base salary for Mr. Probst in fiscal year 2002. Mr. Probst received a cash performance incentive bonus of $985,000 tied to the Company exceeding its fiscal year 2002 financial performance objectives. In fiscal year 2001, 60% of Mr. Probst’s bonus target (tied solely to the Company’s financial performance) was not paid to Mr. Probst based on the Company’s financial performance. Mr. Probst’s total cash compensation in fiscal year 2002 increased by 97.6% from the prior fiscal year.

In October 2001 we approved two new stock option grants to Mr. Probst for a total of 350,000 shares of Class A common stock based upon the retention and incentive factors discussed above and taking into account prior option grant history, the level of vested versus unvested shares and the number of shares Mr. Probst already owned as of September 2001. A grant of 200,000 shares will vest and become exercisable 2% a month for 50 months from date of grant and a grant of 150,000 shares will vest and become 100% exercisable three years from date of grant. The grants reflect our continuing policy to subject a substantial portion of his overall compensation each year to the market performance of the Company’s common stock and to maintain his option holdings at a level consistent with that for other chief executive officers of the survey companies.

Tax Law Limits on Executive Compensation

Section 162(m) of the Internal Revenue Code limits deductions for certain executive compensation in excess of $1 million. Certain types of compensation are deductible only if performance criteria are specified in detail and are contingent on stockholder approval of the compensation arrangement. We have endeavored to structure our compensation plans to achieve maximum deductibility under Section 162(m) with minimal sacrifices of flexibility and corporate objectives.

With respect to equity compensation arrangements, the Committee has structured its current stock option arrangements in a manner intended to achieve tax deductibility of such amounts. With respect to non-equity compensation arrangements, we have reviewed the terms of those arrangements most likely to be subject to Section 162(m).

Cash compensation in fiscal year 2002 for Mr. Probst, Mr. Mattrick and Mr. Riccitiello slightly exceeded the Section 162(m) threshold. Although the excess will reduce the tax deduction available to EA, that reduction will not be significant and we believe that such payments were consistent with our pay for performance compensation philosophy.

While the Compensation Committee will continue to consider deductibility under Section 162(m) with respect to future compensation arrangements with executive officers, deductibility will not be the only factor used in ascertaining appropriate levels or modes of compensation. Since corporate objectives may not always be consistent with the requirements for full deductibility, it is possible that we may, if consistent with our pay for performance philosophy described above, enter into compensation arrangements in the future under which payments are not fully deductible under Section 162(m).

COMPENSATION COMMITTEE

M. Richard Asher

William J. Byron

Daniel H. Case III

• 22 •

AUDIT COMMITTEE REPORT

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee of the Board of Directors (the “Audit Committee”) is comprised of three non-employee Directors. Each Director is independent as required under the applicable listing requirements of the Nasdaq National Market. The Audit Committee operates under a written charter, which was attached to our Proxy Statement dated June 29, 2001, related to our 2001 Annual Meeting of Stockholders.

Primary responsibility for the preparation, presentation and integrity of the Company’s financial statements lies with senior management. EA’s independent auditors are responsible for performing an independent audit of the financial statements in accordance with auditing standards generally accepted in the United States of America and expressing an opinion as to the conformity of the financial statements with accounting principles generally accepted in the United States of America. The function of the Audit Committee is to assist the Board of Directors in its oversight responsibilities relating to EA’s accounting policies, internal controls and financial reporting.

The Audit Committee reviews EA’s annual financial statements prior to submission to the Securities and Exchange Commission; reviews quarterly financial statements prior to earning releases; reviews and evaluates the performance of EA’s independent accountants; consults with the independent accountants regarding internal controls and accuracy of the Company’s financial statements; recommends to the Board of Directors the selection of the independent accountants; and assesses the independence of the independent accountants.

The Audit Committee received the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and considered whether the provision of non-audit services to the Company by KPMG LLP and the employment of former KPMG LLP employees by the Company is compatible with maintaining the independence of KPMG LLP. In addition the Audit Committee discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees).

Additionally, the Audit Committee has discussed with management and the independent accountants the scope of the audit, EA’s critical accounting policies, and EA’s financial statements. On the basis of the reviews and discussions mentioned, the Audit Committee recommended that the audited financial statements be included in EA’s Annual Report on Form 10K for the year ended March 31, 2002 for filing with the SEC. Also based on these reviews, as well as an assessment of the past performance and the key engagement partners at KPMG LLP, the Audit Committee recommended that KPMG LLP be reappointed as EA’s independent auditors for the 2003 fiscal year.

The members of the Audit Committee are not financial professionals engaged in the practice of auditing or accounting and are not experts in these fields. Members rely without independent verification on the information provided to them by management and the independent auditors. The Audit Committee’s oversight function thus does not duplicate the activities of the management verification that management has employed appropriate accounting and financial reporting principles, or that appropriate procedures to ensure compliance with accounting standards and laws and regulation, or that the financial statements have been presented in accordance with accounting principles generally accepted in the United States of America, or that EA’s auditors are in fact “independent”.

• 23 •

OTHER INFORMATION

Fees Billed For Services Rendered By Independent Auditors

For the fiscal year ended March 31, 2002, KPMG LLP, our independent auditor and principal accountant, billed the approximate fees set forth below.

Audit Fees	$711,000
Financial Information Systems
Design and Implementation Fees	—
All Other Fees	1,263,000	(1)

Total Fees	$1,974,000

(1) All Other Fees:
Tax services	$800,000
Statutory Audit Services	$302,000
Other Services	$161,000

$1,263,000

The Audit Committee considered and determined that the fees for services other than audit services are compatible with maintaining our auditors’ independence.

AUDIT COMMITTEE

M. Richard Asher

Gary M. Kusin

Timothy Mott

OTHER INFORMATION

CERTAIN TRANSACTIONS

Indebtedness of Management

In May and June 2000, the following executive officers entered into secured full recourse promissory notes to purchase EA’s Class B common stock under Restricted Stock Purchase Agreements: Mr. Riccitiello, $449,500; Mr. Mattrick, $224,750; Mr. McKee, $134,850; Mr. J. Russell (Rusty) Rueff, Jr., $134,850, and Mr. David Carbone, $44,950. The term of the notes is five years and the interest, set at a market rate as determined under guidelines set forth in the Internal Revenue Code and state statutes, is due and payable quarterly.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Security Exchange Act of 1934 requires EA’s Directors and executive officers, and persons who own more than ten percent of a registered class of EA’s equity securities, to file reports of ownership and changes in ownership of common stock and other equity securities of EA. We have adopted procedures to assist EA’s Directors and officers in complying with these requirements, which include assisting officers and Directors in preparing forms for filing.

To EA’s knowledge, based solely upon review of such reports furnished to us and written representations that no other reports were required, we believe that during the fiscal year ended March 31, 2002, all Section 16(a) filing requirements applicable to our officers, Directors and greater than ten percent stockholders were complied with, except as follows: Mr. Mattrick and Mr. McKee inadvertently omitted one transaction each on their respective timely filed Forms 4 for May 2001 due to administrative error. These omissions were corrected by the reporting of these transactions on timely filed Forms 5.

• 24 •

REQUESTS TO THE COMPANY

STOCKHOLDER PROPOSALS FOR 2003 ANNUAL MEETING

If you want us to consider a proposal to be included in our 2003 proxy statement and proxy card, you must deliver it to the Company’s Corporate Secretary at our principal executive office no later than March 15, 2003. Unless a stockholder who wishes to bring a matter before the stockholders at the Company’s 2003 Annual Meeting of Stockholders, notifies the Company of such matters before May 17, 2003, management will have the discretionary authority to vote all shares for which it has proxies against such matter.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding”, potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are EA stockholders will be “householding” our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker, direct your written request to our Corporate Secretary at our principal executive office, or contact our Corporate Secretary at (650) 628-1500. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.

OTHER BUSINESS

The Board does not know of any other matter that will be presented for consideration at the meeting except as specified in the notice of the meeting. If any other matter does properly come before the Annual Meeting, it is intended that the proxies will be voted in respect thereof in accordance with the judgment of the persons voting the proxies.

By Order of the Board of Directors

Ruth A. Kennedy
Senior Vice President, General Counsel and Secretary

REQUESTS TO THE COMPANY

The Company will provide without charge, to each person to whom a proxy statement is delivered, upon request of such person and by first class mail within one (1) business day of receipt of such request, a copy of the 2000 Class A Equity Incentive Plan requested. Any such request should be directed as follows: Stock Administration Department, Electronic Arts Inc., 209 Redwood Shores Parkway, Redwood City, California 94065 – telephone number (650) 628-1500.

• 25 •

APPENDIXA – 2000 CLASS A EQUITY INCENTIVE PLAN

APPENDIX A

GENERAL DESCRIPTION OF THE 2000 CLASS A EQUITY INCENTIVE PLAN

History.    The Company’s 2000 Class A Plan was adopted by the Board on January 27, 2000 and approved by the Company’s stockholders on March 22, 2000 and amended on August 1, 2001. On April 10, 2001, the Board approved an Addendum to the 2000 Class A Plan applicable to grants of options to employees who are residents of the United Kingdom. The terms of all options granted pursuant to the Addendum are similar in all material respects to nonqualified options granted under the 2000 Class A Plan except as described herein or as necessary or appropriate to comply with applicable United Kingdom laws.

The following discussion describes the terms of the 2000 Class A Plan. All numbers of shares and exercise prices have been adjusted to reflect a one share for one share stock dividend effected in September 2000.

Purpose.    The purpose of the 2000 Class A Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company, its Parent and Subsidiaries by offering them an opportunity to participate in the Company’s future performance through awards of Options and Restricted Stock.

Administration.    The 2000 Class A Plan provides that it may be administered by the Board or a committee of two or more Board members appointed by the Board, the (“Committee”). The Committee may delegate one or more officers of the Company the authority to grant awards under the Plan to Participants who are not Insiders of the Company. Other than as disclosed herein, members of the Committee have no material relationships with the Company, its employees or its affiliates. Subject to the terms of the 2000 Class A Plan, the Committee determines the optionees, the number of shares subject to each option, the exercise prices, the exercise periods and the dates of grants. The Committee also has the authority to construe and interpret any of the provisions of the 2000 Class A Plan or any options granted thereunder. Such interpretations are binding on the Company and on the optionees.

The members of the Compensation Committee received no compensation for administering the 2000 Class A Plan other than their compensation for attending Board and Committee meetings. The Company bears all expenses in connection with administration of the 2000 Class A Plan and has agreed to indemnify members of the Committee in connection with their administration of the 2000 Class A Plan.

Eligibility.    Under the current 2000 Class A Plan, officers, employees, and Directors of the Company or any parent, subsidiary, or affiliate of the Company are eligible to receive option grants. Option grants under the 2000 Class A Plan to employees of Electronic Arts Limited and Electronic Arts Studio (UK) Limited, who reside in the United Kingdom are made pursuant to the UK Addendum, which places a limit on the aggregate exercise price of options granted to any optionee. At the last reported headcount on March 31, 2002, approximately 3,600 employees, including seventeen executive officers and Directors, were eligible to receive options under the 2000 Class A Plan. No optionee is eligible to receive option grants for more than an aggregate maximum of 350,000 shares in any calendar year, other than new employees of the Company, who are eligible to receive up to a maximum of 700,000 shares in the calendar year in which they commence their employment. An optionee may hold more than one option granted under the 2000 Class A Plan. Both incentive stock options (“ISO”), as defined in Section 422 of the Code and nonstatutory options (“NSO”) may be granted under the 2000 Class A Plan. The 2000 Class A Plan limits the aggregate fair market value (determined as of the time the option is granted) of the shares with respect to which ISOs are exercisable for the first time by the optionee during any calendar year to not more than $100,000. There is no similar limit on NSOs granted under the 2000 Class A Plan.

Terms of the Options and the 2000 Class A Plan.    Options may be granted under the 2000 Class A Plan until January 27, 2010. Subject to the provisions of the 2000 Class A Plan, the Committee may determine the vesting schedule of each option and other terms and conditions of exercisability under the 2000 Class A Plan.

• 26 •

APPENDIXA – 2000 CLASS A EQUITY INCENTIVE PLAN

Under the 2000 Class A Plan, non-employee Directors receive a NSO to purchase 8,000 shares upon re-election. New Directors would receive a grant of 25,000 shares, under the Class A Plan. Non-employee Directors may elect to receive all or part of their cash compensation in the Company’s Class A common stock.

The Committee from time to time may offer to an eligible person shares that are subject to restrictions. The Committee will determine to whom an offer will be made, the number of shares the person may purchase, the price to be paid (which must be 100% of the Fair Market Value to a Ten Percent Stockholder), the restrictions to which the shares will be subject and all other terms and conditions of the award as determined in the Class A Plan.

Options granted under the 2000 Class A Plan must be exercised within ten years of the option grant date, except that an ISO granted to a person owning ten percent or more of the total combined voting power of all classes of stock of the Company or of any parent or subsidiary of the Company (a “Ten Percent Stockholder”) and an ISO granted under the Addendum must be exercised within five years of the option grant date.

Exercise Price: No Repricings.    The Committee determines the exercise price of each option granted under the 2000 Class A Plan. The exercise price must be at least equal to the fair market value per share of the Company’s common stock on the date the option is granted, except that the exercise price of an ISO granted to a Ten Percent Stockholder must be at least equal to 110% of the fair market value per share on the date of grant. On May 24, 2002, the fair market value of the Company’s common stock (as determined by the closing bid price on the Nasdaq National Market on such date) was $63.84. Pursuant to an amendment approved by the Board of Directors in February 2002, to all of EA’s equity incentive plans, including the 2000 Class A Plan, the exercise price of outstanding options may not be reduced without stockholder approval.

To exercise an option, the optionee must deliver to the Company an executed exercise notice and full payment for the shares being purchased. Shares purchased under the Addendum must be paid for in cash. With respect to all other options under the 2000 Class A Plan as currently in effect, payment may be made in cash or by other specified forms of payment.

Termination of Options.    Under the 2000 Class A Plan, if an optionee’s association with the Company is terminated for any reason other than death or disability, any outstanding option that was exercisable on the date of termination, may be exercised by the optionee within three months after termination (or such shorter or longer time as may be specified in the grant evidencing the option), but not later than the expiration of the option, except if an optionee is terminated for Cause, the optionee may not be entitled to exercise any option with respect to any shares whatsoever, after termination of service. A longer exercise period may apply in the event of termination of an optionee’s association with the Company because of the optionee’s death or disability.

Changes in Capital Structure.    If the Company issues additional securities to raise capital or otherwise where consideration is received for the shares, no adjustment is required in the number of shares or the exercise price per share for outstanding options under the 2000 Class A Plan. If the number of outstanding shares of common stock of the Company is changed by a stock dividend, stock split, reverse stock split, combination, reclassifi-cation or similar change in the capital structure of the Company without consideration, or if there is a distribution of a substantial portion of the Company’s assets in a spin-off or similar transaction, the number of shares of common stock available for option grants under the 2000 Class A Plan and the number of shares and the exercise price per share for each outstanding option will be proportionately adjusted, subject to any required action by the Board or stockholders of the Company. Effective September 8, 2000, a stock dividend was paid in the form of one additional share for each outstanding share. Accordingly, the number of outstanding options and the exercise price payable per share, as well as the number of shares available for issuance under the 2000 Class A Plan as of September 8, 2000 was adjusted to reflect the dividend.

• 27 •

APPENDIXA – 2000 CLASS A EQUITY INCENTIVE PLAN

Assumption of Options and Acceleration of Vesting.    Under the 2000 Class A Plan, in the event of a Change of Control, the vesting of all options will accelerate and the options will become exercisable in full prior to the consummation of such event, at such times and on such conditions as the Committee determines, unless the successor corporation assumes the outstanding options or substitutes substantially equivalent options. In general, a “Change of Control” means a dissolution or liquidation of the Company, a merger in which the Company is not the surviving corporation (with certain exceptions), or the sale of all, or substantially all, of the assets of the Company. The aggregate fair market value (determined at the time an option is granted) of stock with respect to which ISOs first become exercisable in the year of any such dissolution, liquidation, merger or sale of assets cannot exceed $100,000. Any remaining accelerated ISOs will be treated as NSOs.

TAX TREATMENT OF THE OPTIONEE

ISOs.    In the case of ISOs, there is generally no tax liability at the time of grant or exercise. However, the excess of the fair market value of the stock on the exercise date over the option price is included in the optionee’s income for purposes of the alternative minimum tax. If the optionee holds the stock acquired upon exercise of an ISO (the “ISO Shares”) for more than one year after the date the option was exercised and for more than two years after the date the option was granted, the optionee generally will realize long-term capital gain or loss (rather than ordinary income or loss) upon disposition of the ISO Shares. This gain or loss will be equal to the difference between the amount realized upon such disposition and the amount paid for the shares. An employee who exercises an ISO might also be subject to an alternative minimum tax.

If the optionee disposes of ISO Shares prior to the expiration of either required holding period (a “disqualifying disposition”), the gain realized upon such disposition, up to the difference between the fair market value of the shares on the date of exercise (or, if less, the amount realized on a sale of such shares) and the option exercise price, will be treated as ordinary income.

Any additional gain will be long-term or short-term capital gain, depending upon the length of time the ISO Shares were held by the optionee.

NSOs.    The optionee will not recognize any taxable income at the time a NSO is granted. However, upon exercise of a NSO, the optionee will include in income as compensation an amount equal to the difference between the fair market value of the shares on the date of exercise and the amount paid for that stock upon exercise of the NSO. The included amount will be treated as ordinary income by the optionee and will be subject to income tax withholding by the Company (either by payment in cash by the optionee or withholding from the optionee’s salary). Upon resale of the shares by the optionee, any subsequent appreciation or depreciation in the value of the shares will be treated as capital gain or loss.

TAX TREATMENT OF THE COMPANY

The Company will be entitled to a deduction in connection with the exercise of a NSO by a domestic optionee to the extent that the optionee recognizes ordinary income. The Company will be entitled to a deduction in connection with the disposition of ISO Shares only to the extent that the optionee recognizes ordinary income on a disqualifying disposition of the ISO Shares.

Amendment and Termination of the 2000 Class A Plan.    The Committee may amend or terminate the 2000 Class A Plan at any time and in any respect, including modifying the form of the grant or the exercise notice, except that certain amendments may require the approval of the stockholders of the Company in accordance with applicable laws and regulations. No amendment of the 2000 Class A Plan may adversely affect any outstanding option or unexercised portion thereof without the Optionee’s written consent.

If an option granted pursuant to the 2000 Class A Plan expires or terminates for any reason without being exercised in whole or in part, the shares released from such option will again become available for grant under the Class A Plan.

• 28 •

APPENDIXA – 2000 CLASS A EQUITY INCENTIVE PLAN

Outstanding Options Under the 2000 Class A Plan.    338,441 shares, as of May 24, 2002, had been issued pursuant to exercises under the 2000 Class A Plan by the Company’s optionees. 3,511 persons held NSOs under the 2000 Class

A Plan to purchase an aggregate of 10,234,875 shares of common stock, with a weighted average exercise price of $49.35 per share and there were 2,713,450 shares of common stock available for future grants under the 2000 Class A Plan. Over the term of the 2000 Class A Plan, the following Named Executive Officers have been granted options to purchase shares of common stock under the 2000 Class A Plan as follows: Lawrence F. Probst III, 600,000 shares; John Riccitiello, 475,000 shares; E. Stanton McKee, Jr., 70,000 shares; Don Mattrick, 500,000 shares; and Nancy L. Smith, 155,000 shares. Current executive officers as a group have been granted options to purchase 2,490,000 shares, and all employees as a group, other than executive officers, have been granted options to purchase 7,744,875 shares. The outstanding options under the 2000 Class A Plan expire from May 5, 2010 to May 19, 2012 (subject to earlier termination if an optionee’s association with the Company terminates). An aggregate of 12,200,000 shares of the Company’s authorized common stock has been reserved for issuance upon the exercise of options to be granted under the 2000 Class A Plan.

Proposed amendment of the 2000 Class A Plan.    At the meeting, stockholders will be asked to approve an amendment to the 2000 Class A Plan to increase by 5,500,000 the number of shares of the Company’s Class A common stock reserved for issuance under the Plan. No shares to date have been granted or issued on the basis of such proposed approval.

• 29 •

ELECTRONIC ARTS INC.

209 REDWOOD SHORES PARKWAY

REDWOOD CITY, CALIFORNIA

94065 (650) 628-1500

WWW.EA.COM

NASDAQ STOCK SYMBOL: ERTS

ELECTRONIC ARTS INC.
PROXY FOR 2002 ANNUAL MEETING OF STOCKHOLDERS

The undersigned stockholder of Electronic Arts Inc., a Delaware corporation (the “Company”), hereby appoints Lawrence F. Probst III and E. Stanton McKee, Jr., and each of them, proxies and attorneys-in-fact, with full power of substitution to each, on behalf of and in the name of the undersigned, to represent the undersigned at the 2002 Annual Meeting of Stockholders of the Company to be held at the Company headquarters, 209 Redwood Shores Parkway, Redwood City, CA 94065 on August 1, 2002, at 3:00 p.m., and at any adjournment thereof, and to vote all shares the undersigned would be entitled to vote if personally present at the meeting on the following matters:

1.	ELECTION OF DIRECTORS

	☐	FOR all nominees listed below (except as marked to the contrary below)	☐	WITHHOLD AUTHORITY to vote for the nominees listed below

Nominees: M. Richard Asher, William J. Byron, Daniel H. Case III, Leonard S. Coleman, Gary M. Kusin, Timothy Mott, Lawrence F. Probst III, Linda J. Srere

Instruction: To withhold authority to vote for any individual nominee, write that nominee’s name on the following line:

2.	AMENDMENT TO THE 2000 CLASS A EQUITY INCENTIVE PLAN

	☐	FOR	☐	AGAINST	☐	ABSTAIN

3.	RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

	☐	FOR	☐	AGAINST	☐	ABSTAIN

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES FOR ELECTION AND FOR PROPOSALS 2 AND 3.

(Continued and to be executed on reverse side)

(Continued from other side)

THIS PROXY WILL BE VOTED AS DIRECTED. IN THE ABSENCE OF DIRECTION, THIS PROXY WILL BE VOTED FOR THE EIGHT NOMINEES FOR ELECTION AND FOR PROPOSALS 2 AND 3. In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof to the extent authorized by Rule 14a-4(c) promulgated by the Securities and Exchange Commission.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THIS PROXY IN THE ENCLOSED RETURN ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.

The undersigned hereby acknowledges receipt of (a) the Notice of 2002 Annual Meeting of Stockholders of the Company; (b) the accompanying Proxy Statement; and (c) the Annual Report to Stockholders for the year ended March 31, 2002.

Please sign exactly as your name(s) appears on your stock certificate. If shares are held in the names of two or more persons (including husband and wife, as joint tenants or otherwise) all persons must sign. If shares are held by a corporation, the proxy should be signed by the president or vice president and the secretary or assistant secretary. Fiduciaries who execute the proxy should give their full title.

Signature
Signature

Dated:	, 2002